Exhibit 99.1

News Release

Investor Contact:	Chris O'Neal	EnPro Industries
	Senior Vice President, Strategy, Corporate	5605 Carnegie Boulevard
	Development and Investor Relations	Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704-731-1500
Email:	investor.relations@enproindustries.com	Fax: 704-731-1511
www.enproindustries.com
EnPro Industries Reports Second Quarter 2020 Results

Second Quarter 2020 Highlights
(All results reflect comparisons to prior-year period and Fairbanks Morse as a discontinued operation unless otherwise noted)
•Sales decreased 22.1% to $247.0 million
•Segment profit decreased 72.9% to $10.7 million, driven primarily by the decline in sales volume and non-cash restructuring related costs, partially offset by cost reduction actions
•Loss from continuing operations attributable to EnPro Industries, Inc. was ($3.3) million, compared to income of $16.6 million in the prior-year period
•Adjusted EBITDA margin remained relatively stable, contracting approximately 30 basis points to 15.2%, with adjusted EBITDA of $37.5 million
•Diluted loss per share from continuing operations attributable to EnPro Industries, Inc. was ($0.16), compared to earnings of $0.80 in the prior-year period
•Adjusted diluted earnings per share decreased 41.9% to $0.54
•Strong balance sheet with net debt to adjusted EBITDA of 0.4x and ample liquidity consisting of $424 million cash and $387 million available under revolver
•Announced final steps toward completion of reshaping the heavy-duty truck business to focus on products that are highly differentiated with market leading positions and compelling margins
•Announced plans to exit GGB’s bushing block business, which is a non-core product line that does not fit with our strategy for the EnPro portfolio

CHARLOTTE, N.C., August 4, 2020 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three-month period ended June 30, 2020.

“At EnPro, our core values are Safety, Excellence, and Respect for all people. As we navigate through these unprecedented times, the health and safety of our approximately 5,000 global employees, their families, our communities, our customers, and our suppliers remains our top priority. I am proud of how the EnPro community has continued to deliver quality products and solutions to our customers, while adopting enhanced safety practices throughout the organization and keeping our core values at the heart of their actions. Consistent with our values, at EnPro we stand against the social injustice, intolerance, and systemic racism present in our country and I invite you to read our EnPro Standing Together letter on our website that describes our commitment to being part of an enduring solution,” said Marvin Riley, Chief Executive Officer.

Mr. Riley continued, “I am pleased that we achieved a second quarter adjusted EBITDA margin of 15.2%, a decrease of approximately 30 basis points versus the prior-year period despite the economic impacts of the COVID-19 pandemic and weaker conditions across many of our core markets. This resiliency reflects our focus on cost management and the benefits of our portfolio shaping work completed during the last year, including the exit of several businesses in our heavy-duty truck business and the 2019 acquisitions of LeanTeq and The Aseptic Group.”

“Our business has the capital resources and liquidity to emerge from this economic downturn and the financial flexibility to take advantage of opportunities that arise as markets stabilize. Our balance sheet was bolstered by the $450 million divestiture of Fairbanks Morse in the first quarter of 2020, and our ongoing focus on cost control and cash preservation enabled us to generate positive free cash flow during the second quarter. Additionally, subsequent to the end of the second quarter, we entered into a definitive agreement to sell the heavy-duty truck Air Springs manufacturing business. We remain committed to maintaining a strong balance sheet and leveraging the EnPro Operating System for additional cost savings and operational improvements,” added Mr. Riley.

Strategy and Key Developments
During and subsequent to the end of the second quarter, EnPro completed several actions in support of its ongoing portfolio shaping work.

The company announced the final steps in reshaping the heavy-duty truck business:
•Entered into a definitive agreement to sell the Air Springs manufacturing business, announced yesterday, and the sale is expected to close by the end of the third quarter
•Finalized plans to exit the remaining part of the Brake Products business, announced on June 25th, including exiting the manufacturing operations related to the Motor Wheel® brake drum and Crewson® brake adjuster brands, as well as reaching an agreement to sell the Lunar® air disc brake product line and manufacturing facility, which sale is expected to close by the end of the third quarter

Upon completion of these steps, EnPro will have completed its heavy-duty truck portfolio reshaping work in line with the previously communicated year-end 2020 timeframe. These actions are consistent with the company’s strategy to shift the EnPro portfolio to businesses with strong margins and cash flow returns. The company anticipates that, going forward, its heavy-duty truck market annual sales will be reduced to approximately $125 million to $175 million.

Additionally, on June 18th, EnPro announced plans to exit GGB’s bushing block business, headquartered in Dieuze, France, refocusing GGB on its higher-margin product lines. The company has announced and communicated this exit to customers and employees. This process is ongoing and EnPro is committed to exiting the bushing block business as soon as possible.

“The restructuring actions within our STEMCO and GGB businesses represent significant progress toward our long-term strategic goals of refocusing our portfolio on businesses with compelling margins, leading technology, high cash flow return on investment, and favorable secular tailwinds; maintaining a balanced approach to capital allocation; increasing aftermarket exposure and recurring revenue opportunities; and leveraging the EnPro Operating System for continuous improvement to increase margins and cash flow return on investment,” said Mr. Riley.

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarter Ended June 30,
	2020	2019	Change
Net Sales	$247.0	$317.2	(22.1)%
Segment Profit	$10.7	$39.5	(72.9)%
Segment Margin	4.3%	12.5%
Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.	$(3.3)	$16.6	nm
Income (Loss) from Discontinued Operations, Net of Taxes	$(3.2)	$7.3	nm
Net Income (Loss) Attributable to EnPro Industries, Inc.	$(6.5)	$23.9	nm
Diluted Earnings (Loss) Per Share Attributable to EnPro Industries, Inc. Continuing Operations	$(0.16)	$0.80	nm
Adjusted Net Income[1]	$11.2	$19.4	(42.3)%
Adjusted Diluted Earnings Per Share[1]	$0.54	$0.93	(41.9)%
Adjusted EBITDA[1]	$37.5	$49.3	(23.9)%
Adjusted EBITDA Margin[1]	15.2%	15.5%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

Second Quarter 2020 Consolidated Results
During the second quarter, sales decreased 22.1% compared to the same period of 2019. Growth in the semiconductor and food and pharma markets, including the contribution from businesses acquired in 2019, was more than offset by weakness in the heavy-duty truck, general industrial, automotive, aerospace, oil and gas, and petrochemical markets. Excluding the impact of foreign exchange translation and sales from acquired and divested businesses, organic sales for the quarter declined 23.6% compared to the second quarter of 2019.

Segment profit decreased 72.9% year-over-year driven primarily by lower volumes and restructuring actions taken within the heavy-duty truck Brake Products business, partially offset by cost reduction actions. Excluding the impact of acquisition-related costs, foreign exchange translation, acquisitions and divestitures, and restructuring charges, total segment profit decreased 40.8% compared to the second quarter of last year.

Loss from continuing operations attributable to EnPro Industries, Inc. was ($3.3) million, a decline from income of $16.6 million in the prior-year period. Adjusted net income decreased 42.3% compared to the prior-year period to $11.2 million. Diluted loss per share attributable to EnPro Industries, Inc. continuing operations was ($0.16), a decline from earnings of $0.80 in the prior-year period, and adjusted diluted earnings per share decreased 41.9% versus the prior-year period to $0.54.

Second Quarter 2020 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Products
Includes Garlock, Technetics Group and STEMCO businesses
Note: During the second quarter, the oil and gas portion of Garlock Pipeline Technologies was transferred from the Sealing Products segment to the Engineered Products segment; prior-year segment results have been recast to reflect this change

	Quarter Ended June 30,
(Amounts in millions except percentages)	2020	2019	Change
Sales	$189.9	$231.3	(17.9)%
Segment Profit	$11.0	$27.9	(60.6)%
Segment Margin	5.8%	12.1%
Adjusted Segment EBITDA[1]	$41.5	$42.4	(2.1)%
Adjusted Segment EBITDA[1] Margin	21.9%	18.3%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

•Sales decreased 17.9% versus the prior-year period due to a decline in demand within the heavy-duty truck, general industrial, aerospace, and oil and gas markets, despite growth in food and pharma and semiconductor markets, which includes the impact of the company’s acquisitions of LeanTeq and The Aseptic Group in 2019. Sales were also impacted by unfavorable foreign exchange translation, the company’s ceasing operations of three underperforming product lines during the fourth quarter of 2019, and the company’s divestiture of its brake shoe business in the third quarter of 2019. Excluding the impact of foreign exchange translation and acquisitions and divestitures, second quarter sales decreased 20.2% versus the prior-year period.
•Segment profit decreased 60.6% versus the prior-year period, due primarily to restructuring actions taken within the heavy-duty truck Brake Products business and lower volumes. Excluding the impact of restructuring costs, acquisition-related costs, acquisitions and divestitures, and unfavorable foreign exchange translation, segment profit decreased 22.3% compared to the prior-year period.

Engineered Products
Includes GGB and CPI businesses
Note: During the second quarter, the oil and gas portion of Garlock Pipeline Technologies was transferred from the Sealing Products segment to the Engineered Products segment; prior-year segment results have been recast to reflect this change

	Quarter Ended June 30,
(Amounts in millions except percentages)	2020	2019	Change
Sales	$58.6	$87.3	(32.9)%
Segment Profit (Loss)	$(0.3)	$11.6	nm
Segment Margin	(0.5)%	13.3%
Adjusted Segment EBITDA[1]	$4.9	$15.7	(68.8)%
Adjusted Segment EBITDA[1] Margin	8.4%	18.0%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

•Sales decreased 32.9% versus the prior-year period primarily due to weakness in the automotive, general industrial, oil and gas, and petrochemical markets. Excluding the impact of foreign exchange translation, sales decreased 31.7% compared to the prior-year period.
•Segment loss of ($0.3) million decreased from profit of $11.6 million in the prior-year period primarily driven by a decline in sales volume, partially offset by cost-reduction initiatives implemented in response to market challenges. Excluding the impact of restructuring costs, segment profit decreased 88.8% compared to the prior-year period.

Balance Sheet and Capital Allocation
The company has a strong balance sheet and continues to take steps to enhance that position and preserve cash. At June 30, 2020, cash on hand was $424 million and the company had full availability of its $400 million revolving credit facility, less $13 million in outstanding letters of credit. The company’s net debt to adjusted EBITDA ratio was 0.4x at June 30, 2020.

The company announced the suspension of its share repurchase program in the first quarter in response to the economic uncertainty caused by the COVID-19 pandemic; this suspension remains in place. Currently, the company has approximately $30 million remaining of the current $50 million repurchase authorization. The company’s dividend policy remains unchanged, and during the second quarter, the company paid a $0.26 per share quarterly dividend with a total value of $5.3 million.

Current Economic Conditions
“Based on our strong second quarter results, we have revised our scenario planning ranges provided last quarter. We continue to model a 15% to 25% full-year revenue decline compared to 2019, including the impact of our portfolio shaping actions. Should revenues decline in this range, we now expect adjusted EBITDA margins may range from 13% to 14% for the year, depending on the sales decline and product mix. This compares to our prior scenario planning range of 11% to 13%. We typically experience softer demand in the third quarter due to seasonal patterns and, specific to this year, we are expecting longer lead time orders to also affect third quarter results. We anticipate a modest sequential improvement in the fourth quarter,” said Mr. Riley.

Conference Call and Webcast Information
EnPro will hold a conference call today, August 4, at 8:30 a.m. Eastern Time to discuss second quarter 2020 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13698179. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). They include adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow, as well as segment adjusted EBITDA and segment adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are attached to the release. Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain of the company’s operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers; other economic conditions in the markets served by EnPro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as the recent disruptions in the pricing of oil and gas; prices and availability of its raw materials; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. EnPro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. EnPro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

About EnPro Industries
EnPro Industries, Inc. is a niche provider of precision components, solutions, and services with a well-diversified customer base. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

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APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.

Consolidated Statements of Operations (Unaudited)

For the Quarters and Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Net sales	$247.0	$317.2	$529.7	$620.2
Cost of sales	164.5	208.7	351.9	412.2
Gross profit	82.5	108.5	177.8	208.0
Operating expenses:
Selling, general and administrative	68.2	76.8	141.4	158.3
Other	12.5	1.0	14.1	2.4
Total operating expenses	80.7	77.8	155.5	160.7
Operating income	1.8	30.7	22.3	47.3
Interest expense	(3.9)	(4.5)	(8.6)	(9.7)
Interest income	0.4	0.3	1.1	1.0
Other income (expense)	0.3	(1.2)	1.7	(2.7)
Income (loss) from continuing operations before income taxes	(1.4)	25.3	16.5	35.9
Income tax expense	(1.8)	(8.7)	(9.5)	(11.5)
Income (loss) from continuing operations	(3.2)	16.6	7.0	24.4
Less: income attributable to redeemable non-controlling interest, net of taxes	0.1	—	0.2	—
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	(3.3)	16.6	6.8	24.4
Income (loss) from discontinued operations, net of taxes	(3.2)	7.3	205.4	12.6
Net income (loss) attributable to EnPro Industries, Inc.	$(6.5)	$23.9	$212.2	$37.0
Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continued operations	$(0.16)	$0.81	$0.33	$1.18
Discontinued operations	(0.15)	0.35	9.99	0.61
Basic earnings (loss) per share	$(0.31)	$1.16	$10.32	$1.79
Average common shares outstanding (millions)	20.5	20.7	20.6	20.7
Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$(0.16)	$0.80	$0.33	$1.17
Discontinued operations	(0.15)	0.35	9.98	0.61
Diluted earnings (loss) per share	$(0.31)	$1.15	$10.31	$1.78
Average common shares outstanding (millions)	20.5	20.8	20.6	20.8

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars)

	2020	2019
Operating activities of continuing operations
Net income attributable to EnPro Industries, Inc.	$212.2	$37.0
Adjustments to reconcile net income attributable to EnPro Industries, Inc. to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(205.4)	(12.6)
Depreciation	15.0	14.8
Amortization	19.4	17.0
Deferred income taxes	(1.6)	0.8
Stock-based compensation	2.8	3.3
Other non-cash adjustments	11.7	1.6
Change in assets and liabilities, net of effects of acquisition and divestitures of businesses:
Accounts receivable, net	2.7	(13.8)
Inventories	(1.5)	(7.8)
Accounts payable	(13.7)	(10.9)
Other current assets and liabilities	(10.9)	(0.1)
Other non-current assets and liabilities	2.7	4.3
Net cash provided by operating activities of continuing operations	33.4	33.6
Investing activities of continuing operations
Purchases of property, plant and equipment	(8.9)	(10.0)
Proceeds from sale of businesses	444.9	—
Other	(2.4)	(1.5)
Net cash provided by (used in) investing activities of continuing operations	433.6	(11.5)
Financing activities of continuing operations
Proceeds from debt	24.9	217.7
Repayments of debt	(160.3)	(253.5)
Repurchase of common stock	(5.3)	(14.6)
Dividends paid	(10.8)	(10.6)
Other	(1.3)	(3.4)
Net cash used in financing activities of continuing operations	(152.8)	(64.4)
Cash flows of discontinued operations
Operating cash flows	(6.2)	44.4
Investing cash flows	—	(7.0)
Net cash provided by (used in) discontinued operations	(6.2)	37.4
Effect of exchange rate changes on cash and cash equivalents	(4.9)	(0.4)
Net increase (decrease) in cash and cash equivalents	303.1	(5.3)
Cash and cash equivalents at beginning of period	121.2	129.6
Cash and cash equivalents at end of period	$424.3	$124.3
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest, net	$8.4	$9.9
Income taxes, net	$11.2	$(0.9)

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2020 and December 31, 2019
(Stated in Millions of Dollars)

	June 30,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$424.3	$121.2
Accounts receivable	157.3	160.8
Inventories	153.0	157.1
Other current assets	53.7	56.3
Current assets held for sale	0.9	254.1
Total current assets	789.2	749.5
Property, plant and equipment	206.4	218.8
Goodwill	489.4	485.3
Other intangible assets	442.7	466.9
Other assets	127.7	114.6
Total assets	$2,055.4	$2,035.1
Current liabilities:
Current maturities of long-term debt	$3.9	$4.1
Accounts payable	66.8	82.7
Accrued expenses	117.4	123.8
Income tax payable	73.1	13.5
Current liabilities held for sale	0.2	89.5
Total current liabilities	261.4	313.6
Long-term debt	490.3	625.2
Deferred taxes and non-current income taxes payable	87.7	74.6
Other liabilities	102.1	106.8
Total liabilities	941.5	1,120.2
Redeemable non-controlling interest	29.7	28.0
Shareholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	287.8	292.1
Retained earnings	833.6	632.2
Accumulated other comprehensive loss	(36.2)	(36.4)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders' equity	1,084.2	886.9
Total liabilities and equity	$2,055.4	$2,035.1

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Sealing Products	$189.9	$231.3	$399.6	$448.5
Engineered Products	58.6	87.3	133.7	174.7
	248.5	318.6	533.3	623.2
Less intersegment sales	(1.5)	(1.4)	(3.6)	(3.0)
	$247.0	$317.2	$529.7	$620.2

Segment Profit (Loss)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Sealing Products	$11.0	$27.9	$36.5	$48.4
Engineered Products	(0.3)	11.6	3.3	18.1
	10.7	39.5	39.8	66.5

Segment Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Sealing Products	5.8%	12.1%	9.1%	10.8%
Engineered Products	(0.5)%	13.3%	2.5%	10.4%
	4.3%	12.5%	7.5%	10.7%

Reconciliation of Segment Profit to Income (Loss) from Continuing Operations
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Segment profit	$10.7	$39.5	$39.8	$66.5
Corporate expenses	(7.1)	(7.8)	(15.6)	(17.4)
Interest expense, net	(3.5)	(4.2)	(7.5)	(8.7)
Other expense, net	(1.5)	(2.2)	(0.2)	(4.5)
Income (loss) from continuing operations before income taxes	(1.4)	25.3	16.5	35.9
Income tax expense	(1.8)	(8.7)	(9.5)	(11.5)
Income (loss) from continuing operations	$(3.2)	$16.6	$7.0	$24.4

Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
	2020				2019
	$	Average common shares outstanding, diluted (millions)	Per share		$	Average common shares outstanding diluted (millions)	Per share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(3.3)	20.5	$(0.16)		$16.6	20.8	$0.80
Income from redeemable non-controlling interest, net of taxes	(0.1)				—
Income tax expense	(1.8)				(8.7)
Income (loss) from continuing operations before income taxes	(1.4)				25.3
Adjustments:
Restructuring and impairment costs	17.5				1.0
Environmental reserve adjustments and other costs associated with previously disposed businesses	0.3				0.2
Acquisition and divestiture expenses	0.5				1.5
Pension expense (income) (non-service cost)	(0.6)				0.9
Non-controlling interest compensation allocation***	0.5				—
Adjusted income from operations before income taxes	16.8				28.9
Adjusted income tax expense	(5.5)				(9.5)
Income from redeemable non-controlling interest, net of taxes	(0.1)				—
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$11.2	20.5	$0.54	**	$19.4	20.8	$0.93	**

	Six Months Ended June 30,
	2020				2019
	$	Average common shares outstanding, diluted (millions)	Per share		$	Average common shares outstanding diluted (millions)	Per share
Income from continuing operations attributable to EnPro Industries, Inc.	$6.8	20.6	$0.33		$24.4	20.8	$1.17
Income from redeemable non-controlling interest, net of taxes	(0.2)				—
Income tax expense	(9.5)				(11.5)
Income from continuing operations before income taxes	16.5				35.9
Adjustments:
Restructuring and impairment costs	18.9				2.3
Environmental reserve adjustments and other costs associated with previously disposed businesses	0.7				1.2
Net gain on sale of business	(1.1)				—
Acquisition and divestiture expenses	1.3				2.0
Pension expense (income) (non-service cost)	(1.3)				1.5
Non-controlling interest compensation allocation***	1.1				—
Adjusted income from continuing operations before income taxes	36.1				42.9
Adjusted income tax expense	(11.9)				(14.2)
Income from redeemable non-controlling interest, net of taxes	(0.2)				—
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$24.0	20.6	$1.17	**	$28.7	20.8	$1.38	**

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income from continuing operations attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, or other selected items. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

The environmental reserve adjustments and other costs associated with previously disposed businesses, net gain on sale of business, and pension expense (non-service cost) are included as part of other income (expense). The non-controlling interest compensation allocation, acquisition and divestiture expenses, and other costs are included in selling, general, and administrative and other operating expenses. Restructuring and impairment costs are included as part of other operating expense and cost of sales.

The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 33.0% for continuing operations. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

** Adjusted diluted earnings per share.

***Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq that is subject to reduction for certain types of employment terminations of the LeanTeq sellers and is directly related to the terms of the acquisition of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Segment Profit (Loss) to Adjusted Segment EBITDA (Unaudited)
For the Quarters and Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2020
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit (loss)	$11.0	$(0.3)	$10.7
Acquisition and divestiture expenses	0.5	—	0.5
Non-controlling interest compensation allocation*	0.5	—	0.5
Restructuring and impairment costs	15.8	1.7	17.5
Depreciation and amortization expense	13.7	3.5	17.2
Earnings before interest, income taxes, depreciation, amortization, and other selected items (adjusted segment EBITDA)	$41.5	$4.9	$46.4
Adjusted segment EBITDA margin	21.9%	8.4%	18.8%

	Quarter Ended June 30, 2019
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$27.9	$11.6	$39.5
Acquisition and divestiture expenses	1.3	0.2	1.5
Restructuring costs	0.7	0.2	0.9
Depreciation and amortization expense	12.5	3.7	16.2
Adjusted segment EBITDA	$42.4	$15.7	$58.1
Adjusted segment EBITDA margin	18.3%	18.0%	18.3%

	Six Months Ended June 30, 2020
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$36.5	$3.3	$39.8
Acquisition and divestiture expenses	1.3	—	1.3
Non-controlling interest compensation allocation*	1.1	—	1.1
Restructuring and impairment costs	15.9	3.0	18.9
Depreciation and amortization expense	27.6	6.9	34.5
Adjusted segment EBITDA	$82.4	$13.2	$95.6
Adjusted segment EBITDA margin	20.6%	9.9%	18.0%

	Six Months Ended June 30, 2019
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$48.4	$18.1	$66.5
Acquisition and divestiture expenses	1.5	0.5	2.0
Restructuring costs	0.9	1.0	1.9
Depreciation and amortization expense	24.2	7.6	31.8
Adjusted segment EBITDA	$75.0	$27.2	$102.2
Adjusted segment EBITDA margin	16.7%	15.6%	16.5%

For a reconciliation of segment profit to income from continuing operations, please refer to the Segment Information (Unaudited) schedule.
*Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq being subject to reduction for certain types of employment terminations of the LeanTeq sellers. This expense is recorded in selling, general, and administrative expenses on our Consolidated Statements of Operations and is directly related to the terms of the acquisition of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occurred.

EnPro Industries, Inc.

Reconciliation of Net Income (Loss) Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)

For the Quarters and Six Months Ended June 30, 2020 and 2019
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to EnPro Industries, Inc.	$(6.5)	$23.9	$212.2	$37.0
Adjustments to arrive at earnings before interest, income taxes, depreciation and amortization (EBITDA):
Loss (income) from discontinued operations, net of taxes	3.2	(7.3)	(205.4)	(12.6)
Income attributable to redeemable non-controlling interest, net of taxes	0.1	—	0.2	—
Interest expense, net	3.5	4.2	7.5	8.7
Income tax expense	1.8	8.7	9.5	11.5
Depreciation and amortization expense	17.2	16.2	34.5	31.8
EBITDA	19.3	45.7	58.5	76.4
Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization and other selected items (Adjusted EBITDA):
Restructuring and impairment costs	17.5	1.0	18.9	2.3
Environmental reserve adjustments and other costs associated with previously disposed businesses	0.3	0.2	0.7	1.2
Net gain on sale of businesses	—	—	(1.1)	—
Acquisition and divestiture expenses	0.5	1.5	1.3	2.0
Pension expense (income) (non-service cost)	(0.6)	0.9	(1.3)	1.5
Non-controlling interest compensation allocation**	0.5	—	1.1	—
Adjusted EBITDA	$37.5	$49.3	$78.1	$83.4

**Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq being subject to reduction for certain types of employment terminations of the LeanTeq sellers. This expense is recorded in selling, general, and administrative expenses on our Consolidated Statements of Operations and is directly related to the terms of the acquisition of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occurred.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the six months ended June 30, 2020, approximately 66% of the adjusted EBITDA as presented above was attributable to EnPro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.

Historical Segment Information (Unaudited)
(Stated in Millions of Dollars)

Sales
	Quarter Ended				Year Ended	Quarter Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19	31-Mar-20
Sealing Products	$217.2	$231.3	$219.5	$213.0	$881.0	$209.7
Engineered Products	87.4	87.3	81.1	75.5	331.3	75.1
	304.6	318.6	300.6	288.5	1,212.3	284.8
Less intersegment sales	(1.6)	(1.4)	(1.6)	(2.0)	(6.6)	(2.1)
	$303.0	$317.2	$299.0	$286.5	$1,205.7	$282.7

Segment Profit
	Quarter Ended				Year Ended	Quarter Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19	31-Mar-20
Sealing Products	$20.5	$27.9	$17.8	$22.5	$88.7	$25.5
Engineered Products	6.5	11.6	10.6	5.7	34.4	3.6
	$27.0	$39.5	$28.4	$28.2	$123.1	$29.1

Segment Margin
	Quarter Ended				Year Ended	Quarter Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19	31-Mar-20
Sealing Products	9.4%	12.1%	8.1%	10.6%	10.1%	12.2%
Engineered Products	7.4%	13.3%	13.1%	7.5%	10.4%	4.8%
	8.9%	12.5%	9.5%	9.8%	10.2%	10.3%

Segment AEBITDA
	Quarter Ended				Year Ended	Quarter Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19	31-Mar-20
Sealing Products	$32.6	$42.4	$37.0	$42.9	$154.9	$40.8
Engineered Products	11.5	15.7	14.8	11.7	53.7	8.3
	$44.1	$58.1	$51.8	$54.6	$208.6	$49.1

Segment AEBITDA Margin
	Quarter Ended				Year Ended	Quarter Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19	31-Mar-20
Sealing Products	15.0%	18.3%	16.9%	20.1%	17.6%	19.5%
Engineered Products	13.2%	18.0%	18.2%	15.5%	16.2%	11.1%
	14.6%	18.3%	17.3%	19.1%	17.3%	17.4%

In the second quarter of 2020, we moved our Garlock Pipeline Technologies ("GPT") business from the Sealing Products segment to the Engineered Products segment in order to simplify reporting and group our oil and gas businesses, GPT and CPI, together. The above tables have been restated to reflect this change.

EnPro Industries, Inc.

Reconciliation of Free Cash Flow (Unaudited)
(Stated in Millions of Dollars)

Free Cash Flow - 2020
	Quarter Ended		Six Months Ended
	31-Mar-20	30-Jun-20	30-Jun-20
Net cash provided by operating activities of continuing operations	$0.3	$33.1	$33.4
Purchases of property, plant, and equipment	(5.2)	(3.7)	(8.9)
Free cash flow	$(4.9)	$29.4	$24.5

Free Cash Flow - 2019
	Quarter Ended		Six Months Ended
	31-Mar-19	30-Jun-19	30-Jun-19
Net cash provided by (used in) operating activities of continuing operations	$(1.3)	$34.9	$33.6
Purchases of property, plant, and equipment	(4.1)	(5.9)	(10.0)
Free cash flow	$(5.4)	$29.0	$23.6